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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------

       Date of Report (Date of earliest event reported): December 12, 2001

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                       AMERICAN EXPRESS CREDIT CORPORATION
             (Exact name of registrant as specified in its charter)

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        Delaware                       1-6908                  11-1988350
----------------------------   ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)



     One Christina Centre, 101 North
     Walnut Street, Suite 1002, Wilmington, Delaware          19801-2919
     -----------------------------------------------          ----------
       (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (302) 594-3350

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          (Former name or former address, if changed since last report)




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
Item 5.  Other Events.

     On December 12, 2001, American Express Company issued a press release, which included the following information relating to the business of American Express Travel Related Services Company Inc., the parent company of the registrant:

     "At Travel Related Services, billed business volumes are down from last year, but have shown a stronger than expected rebound from the latter part of September. Compared to year-ago levels, billings were down approximately 14 percent in September, approximately 10 percent in October and approximately six percent in November. These declines reflect continued weakness within the corporate travel and entertainment category - offset in part by relatively stronger consumer spending. Credit trends are likely to show a modest deterioration, reflecting the increase in unemployment and the overall industry environment.*"

     *This sentence is a forward-looking statement, which is subject to risks and uncertainties. Factors that could cause actual results to differ materially from the forward-looking statement include, but are not limited to, unemployment trends and the rate of bankruptcies.

                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                          AMERICAN EXPRESS CREDIT CORPORATION
                                          (REGISTRANT)



                                          By /s/ Walker C. Tompkins
                                             ----------------------
                                          Name:  Walker C. Tompkins
                                          Title: President









DATE:   January 11, 2002